Earnings Call April 28, 2022 Supplemental information 2022 First Quarter ourth Quarter a l February 8, 2023 Supplemental information

Encompass Health 2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the business outlook and guidance, labor cost trends, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated February 7, 2023 (the “Q4 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2021, the Form 10-Q for the quarter ended September 30, 2022, the Form 10-K for the year ended December 31, 2022, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q4 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Forward-looking statements

Encompass Health 3 Q4 2022 Financial Summary ............................................................................................................................................................... 4 Q4 2022 Key takeaways ...................................................................................................................................................................... 5 Revenue ................................................................................................................................................................................................... 6 Adjusted EBITDA .................................................................................................................................................................................... 7 Earnings per share ................................................................................................................................................................................ 8-9 2022 Year in review ............................................................................................................................................................................. 10 Adjusted free cash flow ....................................................................................................................................................................... 11 2023 Guidance and guidance considerations ................................................................................................................................. 12-13 Adjusted free cash flow assumptions ............................................................................................................................................... 14 Uses of free cash flow .......................................................................................................................................................................... 15 Appendix Map of locations ..................................................................................................................................................................................... 17 Growth targets, fundamentals and value drivers ......................................................................................................................... 18 Expansion activity ................................................................................................................................................................................. 19 Contract labor and sign-on and shift bonus trends ...................................................................................................................... 20 Pre-payment and post-payment claims denials ............................................................................................................................. 21 Debt maturity profile and schedule ................................................................................................................................................. 22-23 New-store/same-store growth ........................................................................................................................................................... 24 Payment sources ................................................................................................................................................................................... 25 Operational metrics .............................................................................................................................................................................. 26 Share information ................................................................................................................................................................................. 27 Reconciliations to GAAP ...................................................................................................................................................................... 28-34 End notes ................................................................................................................................................................................................ 35-36 Table of contents

Encompass Health 4 Q4 2022 Financial summary Q4 Full Year ($ in millions) 2022 2021% △ 2022 2021% △ Encompass Health Net operating revenue $ 1,137.3 $ 1,042.5 9.1% $ 4,348.6 $ 4,014.9 8.3 % Adjusted EBITDA $ 232.7 $ 199.9 16.4% $ 819.3 $ 816.4 0.4 % Adjusted EPS $ 0.88 $ 0.67 31.3% $ 2.85 $ 2.95 (3.4) % Adjusted free cash flow* $ 46.0 $ 28.2 63.1% $ 340.1 $ 330.2 3.0% *Refer to page 11 for a discussion of year-to-year change. Reconciliations to GAAP provided on pages 28-34. Encompass Health’s historical results reflect Enhabit Home Health and Hospice (“Enhabit”) as discontinued operations.

Encompass Health 5 Q4 2022 Key takeaways u Revenue growth Ÿ Net operating revenue growth of 9.1% ü Discharge growth of 7.3% (4.2% same store) ü Net revenue per discharge increase of 2.2% u Adjusted EBITDA Ÿ Adjusted EBITDA growth of 16.4% ü Q4 2022 contract labor plus sign-on and shift bonuses of $35.4 million vs. $49.0 million in Q3 2022 and $51.3 million in Q4 2021 ü Contract labor FTEs further reduced from 447 in September 2022 to 325 in December 2022 (see page 20 for more details on contract labor and sign-on and shift bonus trends) ü 2022 de novo hospitals contributed $4.2 million in Adjusted EBITDA in Q4. u Shareholder distributions Ÿ Paid a $0.15 per share quarterly cash dividend in October 2022 Ÿ Declared a $0.15 per share quarterly cash dividend in October 2022 (paid in January 2023)

Encompass Health 6 Revenue Q4 Q4 Favorable/ ($ in millions) 2022 2021 (Unfavorable) Net operating revenue: Inpatient $ 1,113.0 $ 1,015.1 9.6% Outpatient and other 24.3 27.4 (11.3%) Total revenue $ 1,137.3 $ 1,042.5 9.1% (Actual Amounts) Discharges 54,700 50,977 7.3% Same-store discharge growth 4.2% Net patient revenue per discharge $ 20,347 $ 19,913 2.2% Revenue reserves related to bad debt as a percent of revenue 2.4% 2.3% 10 bps u Net operating revenue growth of 9.1% driven by volume growth and pricing increases u Net revenue per discharge growth of 2.2% primarily attributable to an increase in reimbursement rates, partially offset by the resumption of sequestration u Outpatient and other revenue includes a decrease of $2.6 million in provider tax revenues ($16.1 million in Q4 2022 vs. $18.7 million in Q4 2021). u Revenue reserves related to bad debt as a percent of revenue increased 10 bps to 2.4%, primarily due to the impact of the payor mix shift to Medicare Advantage and Managed Care (longer collection times and higher patient payment responsibility).

Adjusted EBITDA[1]

($ in millions)	Q4 2022	% of Revenue	Q4 2021	% of Revenue
Net operating revenue	$ 1,137.3		$ 1,042.5	
Operating expenses:				
Salaries and benefits	(614.4)	54.0 %	(572.5)	54.9 %
Other operating expenses[a]	(167.7)	14.7 %	(150.8)	14.5 %
Supplies	(53.9)	4.7 %	(48.2)	4.6 %
Occupancy costs	(13.1)	1.2 %	(14.5)	1.4 %
Hospital operating expenses	(234.7)	20.6 %	(213.5)	20.5 %
General and administrative expenses[b]	(32.7)	2.9 %	(34.6)	3.3 %
Other income[c][2]	5.0		0.7	
Equity in nonconsolidated affiliates	0.3		0.9	
Noncontrolling interests in continuing operations	(28.1)		(23.6)	
Adjusted EBITDA	**$ 232.7**		**$ 199.9**	
Percent change	16.4 %			
In arriving at Adjusted EBITDA, the following were excluded:				
(a) Loss on disposal or impairment of assets	$ 2.4		$ 2.9	
(b) Stock-based compensation and the change in fair market value of the non-qualified 401k plan	$ 10.1		$ 11.2	
(c) Change in fair market value of equity securities and the non-qualified 401k plan	$ (3.4)		$ (2.0)	

- Salary and benefits in Q4 2022 includes $35.4 million in contract labor and sign-on and shift bonuses vs. $51.3 million in Q4 2021.
- Other operating expenses includes an increase of $2.4 million in provider tax expense ($16.3 million in Q4 2022 vs. $13.9 million in Q4 2021).
- Other income includes $3.2 million of interest received in conjunction with the recovery of $12.5 million of previously denied Medicare claims ($1.6 million of the $3.2 million is offset by noncontrolling interests).[2]

Encompass Health

Reconciliations to GAAP provided on pages 28-34
Refer to page 35-36 for end notes.

7

Earnings per share - as reported

($ in millions, except per share data)	Q4 2022	Q4 2021	Year Ended 2022	Year Ended 2021
Adjusted EBITDA	$ 232.7	$ 199.9	$ 819.3	$ 816.4
Depreciation and amortization	(63.3)	(56.7)	(243.6)	(219.6)
Interest expense and amortization of debt discounts and fees	(37.5)	(40.0)	(175.7)	(164.3)
Stock-based compensation	(8.1)	(9.5)	(29.2)	(29.1)
Loss on disposal or impairment of assets	(2.4)	(2.9)	(4.8)	(1.2)
	121.4	90.8	366.0	402.2
Items not indicative of ongoing operating performance:				
Loss on early extinguishment of debt(3)(4)(5)	—	—	(1.4)	(1.0)
Change in fair market value of equity securities	1.4	0.3	(7.4)	0.6
Pre-tax income	122.8	91.1	357.2	401.8
Income tax expense	(31.9)	(22.5)	(100.1)	(101.9)
Income from continuing operations*	$ 90.9	$ 68.6	$ 257.1	$ 299.9
Diluted shares (see page 27)	100.8	100.2	100.4	100.2
Diluted earnings per share*	$ 0.90	$ 0.68	$ 2.56	$ 2.99

- Interest expense increased for the full-year 2022 primarily due to the $20.5 million consent solicitation fee paid to bondholders in June 2022 related to the spin off of Enhabit.
- Loss on disposal or impairment of assets increased for the full-year 2022 due to a gain on the sale of certain real estate in 2021.
- Depreciation and amortization increased due to recent growth in capital expenditures.
- Change in fair market value of equity securities for full-year 2022 due to market declines in Q1-Q3

Encompass Health

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to page 35-36 for end notes.

8

Encompass Health 9 Adjusted earnings per share(6) Refer to page 35-36 for end notes. Q4 Year Ended 2022 2021 2022 2021 Earnings per share, as reported $ 0.90 $ 0.68 $ 2.56 $ 2.99 Adjustments, net of tax: Bondholder consent fees associated with Enhabit distribution — — 0.15 — Income tax adjustments (0.01) (0.01) 0.07 (0.05) Loss on early extinguishment of debt(3)(4)(5) — — 0.01 0.01 Change in fair market value of equity securities (0.01) — 0.05 — Adjusted earnings per share* $ 0.88 $ 0.67 $ 2.85 $ 2.95 u Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are not indicative of its ongoing operating performance. u The change in income tax adjustments for the full-year 2022 was primarily driven by lower windfall tax benefits and an increase in the net operating loss valuation allowance in 2022. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 31-34.

Encompass Health 10 2022 Year in review u Financial performance Ÿ Net operating revenue growth of 8.3% (inclusive of the resumption of sequestration) ü Discharge growth of 6.8% (3.1% same store) ü Net revenue per discharge increase of 1.6% Ÿ Adjusted EBITDA increase of 0.4%, after absorbing: ü Elevated labor costs, including an approximately $70 million increase in contract labor and sign-on and shift bonuses ü De novo pre-opening and ramp up costs of $16.1 million ü Food supplies, utilities and other inflationary pressures Ÿ Free cash flow increased 3.0% to $340.1 million. u Operational highlights Ÿ Opened 9 de novos in 2022 (410 beds) and added 87 beds to existing hospitals Ÿ Net same-store RN hires of 427 in 2022 compared to 329 in 2021 Ÿ Reduced contract labor FTEs from 749 in March to 325 in December u Balance sheet Ÿ Amended and restated our credit agreement, extending the maturity date to October 2027 Ÿ Leverage ratio of 3.4x at year end u Shareholder distributions Ÿ Paid quarterly cash dividends of $0.28 per share in January, April and July 2022, and $0.15 per share in October 2022 Ÿ Declared a $0.15 per share quarterly cash dividend in October 2022 (paid in January 2023) ü Dividend revised in July 2022 in response to the spin off of Enhabit u Spin off of 100% of Enhabit on July 1, 2022 Ÿ Encompass Health’s historical results now reflect Enhabit as discontinued operations.

Encompass Health 11 $330.2 $2.9 $21.6 $11.0 $79.4 $(105.0) $340.1 Adjusted free cash flow FY 2021 Adjusted EBITDA Working capital and other Cash interest payments* Cash tax payments, net of refunds Maintenance capital expenditures Adjusted free cash flow FY 2022 2022 Adjusted free cash flow(7) *Excludes $20.5 million consent solicitation fee paid to bondholders in June 2022 related to spin off of Enhabit Reconciliations to GAAP provided on pages 28-34. Refer to page 35-36 for end notes. u Adjusted free cash flow increased by 3% in 2022, primarily as a result of lower cash tax payments, lower working capital, and lower cash interest payments, largely offset by higher maintenance capital expenditures. ü Lower working capital was driven by lower accounts receivable increase in 2022 due to increased collections including the recovery of $12.5 million of previously denied Medicare claims.(2) ($ in millions)

Encompass Health 12 2023 Guidance 2022 Actuals* 2023 Guidance ($ in millions, except per share data) Net Operating Revenue $4,349 $4,680 to $4,760 Adjusted EBITDA (1) $819 $860 to $900 Adjusted earnings per share from continuing operations attributable to Encompass Health (6) $2.85 $2.87 to $3.16 *Not inclusive of the costs related to the spin off of Enhabit, all of which are included in discontinued operations, except for bondholder consent fees which are included in interest expense. Refer to page 35-36 for end notes.

Encompass Health 13 2023 Guidance considerations u Pricing Ÿ Medicare pricing increase of 4% for the first three quarters of 2023 (prior to the impact of sequestration which began reimplementation in Q2 2022) and an estimated 2.5% to 3.0% for the fourth quarter of 2023 Ÿ Managed Care pricing increase of 2% to 3% u Labor Ÿ SWB per FTE (including contract labor, sign-on and shift bonuses) increase of approximately 1.5% to 2.0% ü Reflects expected year-over-year decrease in contract labor and sign-on/shift bonuses offsetting wage and benefit increases of 3% and 5%, respectively Ÿ Employees per occupied bed expected to be approximately 3.40 u De novo Ÿ 8 new hospitals in 2023 with net pre-opening and ramp-up costs of approximately $10 million to $12 million u Bad debt Ÿ Bad debt reserves of 2.0% to 2.2% of net operating revenue, not including any prospective impact from the implementation of Review Choice Demonstration (“RCD”) u Corporate Ÿ Tax rate of approximately 26% Ÿ Diluted share count of approximately 101 million shares

Encompass Health 14 Adjusted free cash flow(7) assumptions Certain cash flow items ($ in millions) 2022 2023 Assumptions Cash interest payments (net of amortization of debt discounts and fees) $145.5 $135 to $145 Cash payments for income taxes, net of refunds(12) $50.2 $85 to $100 Working capital and other(12) $45.1 $30 to $50 Maintenance CAPEX $238.4 $230 to $240 Adjusted free cash flow $340.1 $325 to $420 Lower payments in 2022 due to application of overpayments from 2021 2022 includes Q4 payment of deferred payroll taxes resulting from CARES Act and recovery of $12.5 million of previously denied Medicare claims(2) Investment in new equipment and renovations/improvements to existing hospitals Cash interest payments expected to decrease modestly due to full- year impact of debt repayment with distribution from Enhabit Refer to page 35-36 for end notes.

Encompass Health 15 Uses of free cash flow ($ in millions) 2022 2023 Assumptions Growth in core business IRF bed expansions $52.7 $60 to $70 New IRFs - De novos 276.6 275 to 295 - Acquisitions — TBD - Replacement IRFs and other 16.5 — $345.8 $335 to $365 Debt reduction Debt redemptions (borrowings), net $511.3 TBD Shareholder distributions Cash dividends on common stock $99.0 ~$60 Common stock repurchases — TBD Ÿ ~$198 million remaining under current authorization as of December 31, 2022(8) Refer to page 35-36 for end notes.

Appendix

Encompass Health 17 ~35,000 employees Rehabilitation hospitals “IRFs” IRFs under development* * IRFs under development - previously announced under development as of February 7, 2023 † Based on 2022, 2021, and 2020 data Encompass Health Largest owner and operator of rehabilitation hospitals Company profile as of 12/31/22 153 Rehabilitation hospitals “IRFs” 58 are joint ventures 24 36 IRFs under development* States and Puerto Rico 24% of Licensed beds † 31% of Medicare patients served † Key statistics 2022 ~211,100 patient discharges ~$4.35 Billion in revenue FORTUNE® “World’s Most Admired Companies” 2022

Growth targets, fundamentals and value drivers

2023 - 2027 Growth targets

- 6 to 10 de novos per year
- 80 to 120 bed additions per year
- 6% to 8% discharge CAGR

Large, under penetrated, and growing inpatient rehabilitation market

- Large addressable market indicated by low conversion rate of presumptively eligible inpatient rehabilitation patients
- Favorable demographics driving increased demand for rehabilitation services

Poised to capture incremental market share

- Unparalleled clinical expertise for treating inpatient rehabilitation conditions with consistent delivery of high-quality, cost-effective care
- De novo and bed addition strategy delivers attractive financial returns
- Cash flow and capital availability to fund capacity additions
- Fragmented sector presents unit acquisition and joint venture opportunities
- Significant barriers to entry and economies of scale
- Resilient business model with focus on non-discretionary conditions occurring predominantly in an aging population

Well-positioned to respond to potential changes in IRF patient criteria

- Free-standing inpatient rehabilitation facilities are best able to move up or down the post-acute continuum
  - ✓ Large clinical workforce of multi-disciplined nurses and therapists
  - ✓ Physical plant readily adaptable to accommodate LTAC and SNF patients

Complementary shareholder distributions

- Cash dividend (currently $0.15 per share per quarter)
- Opportunistic stock repurchases (~$198 million remaining under current authorization)

Encompass Health 18

Encompass Health 19 Inpatient Rehabilitation Hospitals Opened or Under Development Joint venture # of new beds 2023 2024 2025 De novo projects* 1 Eau Claire, WI ü 36 — — 2 Knoxville, TN ü 73 — — 3 Owasso, OK ü 60 — — 4 Clermont, FL 50 — — 5 Bowie, MD 60 — — 6 Prosper, TX 40 — — 7 Columbus, GA ü 40 — — 8 Fitchburg, WI 56 — — 9 Atlanta, GA ü — 40 — 10 Kissimmee, FL — 50 — 11 Fort Mill, SC — 39 — 12 Louisville, KY ü — 40 — 13 Johnston, RI — 50 — 14 Houston, TX — 61 — 15 Lake Worth, FL — 50 — 16 Fort Myers, FL ü — 60 — 17 Palm Beach Gardens, FL — — 50 18 Amarillo, TX — — 40 19 Strongsville, OH — — 40 20 Norristown, PA — — 50 21 Wildwood, FL — — 50 22 Athens, GA ü — — 40 23 St. Petersburg, FL — — 50 24 Daytona Beach, FL — — 50 Bed expansions, net* ~80 ~80 ~80 *All dates are tentative and subject to change ~495 ~470 ~450 Expansion activity 2022 Expansion activity highlights u Opened 9 rehabilitation hospitals JV Ÿ Shiloh, IL - 40 beds ü Ÿ St. Augustine, FL - 40 beds Ÿ Libertyville, IL - 60 beds Ÿ Lakeland, FL - 50 beds Ÿ Cape Coral, FL - 40 beds ü Ÿ Jacksonville, FL - 50 beds Ÿ Moline, IL - 40 beds ü Ÿ Naples, FL - 50 beds ü Ÿ Grand Forks, ND - 40 beds ü u Added 87 beds to existing hospitals IRF development projects announced and underway 24

Encompass Health 20 Contract labor and sign-on and shift bonus trends 2021 2022 Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Contract labor and sign-on and shift bonus expense trends ($ in millions) Sign-on/shift bonus $ 10.8 $ 12.7 $ 15.0 $ 21.3 $ 59.8 $ 21.1 $ 21.8 $ 24.2 $ 15.7 $ 82.8 Contract labor $ 10.1 $ 16.0 $ 18.3 $ 30.0 $ 74.4 $ 41.9 $ 35.1 $ 24.8 $ 19.7 $ 121.5 Total $ 20.9 $ 28.7 $ 33.3 $ 51.3 $ 134.2 $ 63.0 $ 56.9 $ 49.0 $ 35.4 $ 204.3 Contract labor FTE trends ($ in thousands) Contract labor FTEs 221 318 383 516 359 706 633 481 369 547 Contract labor rate/FTE $ 185.2 $ 201.3 $ 189.5 $ 230.7 $ 207.1 $ 240.4 $ 222.6 $ 204.6 $ 211.5 $ 222.0 Net same-store RN hires 112 5 166 46 329 127 149 183 (32) 427

Pre-payment and post-payment claims denials

- Encompass Health establishes a reserve upon notice that a claim is under review.
- Acting through various contractors and programs, CMS regularly reviews and denies Medicare claims. HHS provides an appeals process through its Administrative Law Judges ("ALJs"). We regularly appeal denials to ALJs when we believe the claim is valid or the denial is in error.
- Appeals prior to 2018 became part of a nationwide backlog of cases at the ALJ level that a federal judge ordered HHS to clear by the end of 2022. By December 31, 2022, we cleared substantially all of the backlog at the ALJ level.
- We have appealed certain adverse ALJ rulings to the Department Appeals Boards ("DAB"), the final level of administrative review. As of December 31, 2022, approximately $52 million in claims are awaiting review at the DAB.(2) In addition, we have appealed approximately $6 million in claims denied by the DAB to several United States District Courts, all of which are pending review as of December 31, 2022.
- New claims review activity has increased in Q4 2022 as all of our CMS contractors have resumed claim audits under the Targeted Probe and Educate ("TPE") program* following the temporary suspension of audit activity during the public health emergency.

Pre-payment Claims Reviews

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		($ in millions)		
Q4 2022	$35.1	$(13.7)	$3.6	$–
Q3 2022	10.5	(10.0)	1.1	—
Q2 2022	12.5	(6.5)	1.4	—
Q1 2022	1.1	(5.6)	0.3	—
Q4 2021	1.4	(8.1)	0.4	—
Q3 2021	(0.5)	(9.7)	—	—
Q2 2021	0.1	(6.3)	—	—
Q1 2021	(0.2)	(5.2)	—	—
Q4 2020	(0.4)	(7.2)	—	4.5
Q3 2020	(0.6)	(6.3)	—	—
Q2 2020	(1.5)	(3.5)	—	—
Q1 2020	4.2	(5.0)	1.3	—

Pre-payment and Post-payment Claims Receivables

	Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020
		($ in millions)	
Gross claims denials	$ 93.2	$ 105.7	$ 161.6
Recorded reserves	(19.9)	(28.3)	(44.2)
Net accounts receivable from claims denials	**$ 73.3**	**$ 77.4**	**$ 117.4**

* For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html

Encompass Health

Refer to page 35-36 for end notes.

21

Encompass Health 22 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 * This chart does not include ~$360 of finance lease obligations or ~$53 of other notes payable. See the debt schedule on page 23. Debt maturity profile - face value $350 Senior Notes 5.75% ($ in millions) Revolver capacity $800 Senior Notes 4.75% $800 Senior Notes 4.5% Revolver As of December 31, 2022* $912 Available $55 Drawn + $33 reserved for LCs Callable Callable beginning February 2025 Callable $400 Senior Notes 4.625% Callable beginning April 2026

Encompass Health 23 Debt schedule Change in December 31, December 31, Debt vs. ($ in millions) 2022 2021 YE 2021 Advances under $1 billion revolving credit facility $ 55.0 $ 200.0 $ (145.0) Term loan — 238.5 (238.5) Bonds Payable: 5.125% Senior Notes due 2023(3)(5) — 99.6 (99.6) 5.75% Senior Notes due 2025 347.7 347.0 0.7 4.50% Senior Notes due 2028 781.8 786.8 (5.0) 4.75% Senior Notes due 2030 779.0 784.7 (5.7) 4.625% Senior Notes due 2031 390.6 393.7 (3.1) Other notes payable 53.1 47.7 5.4 Finance lease obligations 359.8 380.3 (20.5) Long-term debt $ 2,767.0 $ 3,278.3 $ (511.3) Debt to Adjusted EBITDA 3.4 x Reconciliations to GAAP provided on pages 28-34. Refer to page 35-36 for end notes. The leverage ratio for 2022 stated in terms of the most comparable GAAP measurement would be Debt to Net cash provided by operating activities: 3.9x

Encompass Health 24 -10.0% 0.0% 10.0% 20.0% * Includes inpatient rehabilitation hospitals classified as same store during each period New-store/same-store growth North Tampa, FL (50 beds) Cumming, GA (50 beds) Shreveport, LA (40 beds) Waco, TX (40 beds) Greenville, SC (40 beds) Pensacola, FL (40 beds) Discharges Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 New store 2.3% 2.1% 1.3% 0.9% 1.0% 1.8% 2.0% 3.6% 3.8% 3.3% 3.4% 3.1% Same store* 2.4% (12.8)% (2.8)% (3.8)% (2.2)% 16.9% 6.7% 6.0% 3.8% 1.6% 4.1% 4.2% Total by quarter 4.7% (10.7)% (1.5)% (2.9)% (1.2)% 18.7% 8.7% 9.6% 7.6% 4.9% 7.5% 7.3% Total by year (2.6)% 8.7% 6.8% Same-store year* (4.4)% 6.2% 3.1% Murrieta, CA (50 beds) Sioux Falls, SD (40 beds) Coralville, IA (40 beds) Toledo, OH (40 beds) San Angelo, TX (40 beds) Shiloh, IL (40 beds) St. Augustine, FL (40 beds) Libertyville, IL (60 beds) Henry County, GA (50 beds) Moline, IL (40 beds) Naples, FL (50 beds) Grand Forks, ND (40 beds) Lakeland, FL (50 beds) Cape Coral, FL (40 beds) Jacksonville, FL (50 beds)

Encompass Health 25 Payment sources (percent of revenues) Q4 Full Year 2022 2021 2022 2021 Medicare 66.2% 64.7% 65.3% 64.4 % Medicare Advantage 15.3% 14.0% 15.1% 15.2 % Managed care 10.9% 12.9% 11.6% 12.1 % Medicaid 4.1% 3.9% 4.2% 4.1 % Other third-party payors 0.9% 1.2% 0.9% 1.1 % Workers’ compensation 0.5% 0.6% 0.6% 0.6 % Patients 0.3% 0.5% 0.4% 0.5 % Other income 1.8% 2.2% 1.9% 2.0 % Total 100.0% 100.0% 100.0% 100.0%

Operational metrics

	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Full Year 2022	Full Year 2021
	($ in millions)									
Net patient revenue-inpatient	$ 1,113.0	$ 1,064.6	$ 1,037.8	$ 1,036.2	$ 1,015.1	$ 983.7	$ 976.9	$ 942.3	$ 4,251.6	$ 3,918.0
Net patient revenue-outpatient and other revenues	24.3	24.9	24.7	23.1	27.4	27.1	24.8	17.6	97.0	96.9
Net operating revenues	$ 1,137.3	$ 1,089.5	$ 1,062.5	$ 1,059.3	$ 1,042.5	$ 1,010.8	$ 1,001.7	$ 959.9	$ 4,348.6	$ 4,014.9
	(Actual Amounts)									
Discharges[9]	54,700	53,743	51,902	50,771	50,977	49,983	49,492	47,187	211,116	197,639
Net patient revenue per discharge	$ 20,347	$ 19,809	$ 19,995	$ 20,409	$ 19,913	$ 19,681	$ 19,739	$ 19,969	$ 20,139	$ 19,824
Outpatient visits	33,138	34,348	35,929	35,229	37,952	38,904	44,020	40,194	138,644	161,070
Average length of stay	12.5	12.7	12.6	13.0	12.8	12.8	12.7	13.0	12.7	12.8
Occupancy %	71.7 %	71.4 %	70.7 %	73.1 %	71.5 %	70.6 %	71.1 %	71.4 %	70.9 %	70.0 %
# of licensed beds	10,356	10,356	10,206	10,028	9,924	9,846	9,701	9,560	10,356	9,924
Occupied beds	7,425	7,394	7,216	7,330	7,096	6,951	6,897	6,826	7,342	6,947
Full-time equivalents (FTEs) - internal	24,777	24,580	23,649	23,313	23,364	23,054	22,535	22,383	24,080	22,834
Contract labor FTEs	369	481	633	706	516	383	318	221	547	359
Total FTEs[10]	25,146	25,061	24,282	24,019	23,880	23,437	22,853	22,604	24,627	23,193
EPOB[11]	3.39	3.39	3.37	3.28	3.37	3.37	3.31	3.31	3.35	3.34

Encompass Health

Refer to page 35-36 for end notes.

26

Encompass Health 27 Share information Weighted Average for the Period Q4 Full Year (in millions) 2022 2021 2022 2021 2020 Basic shares outstanding 99.3 99.0 99.2 99.0 98.6 Restricted stock awards, dilutive stock options, and restricted stock units 1.5 1.2 1.2 1.2 1.2 Diluted shares outstanding 100.8 100.2 100.4 100.2 99.8 End of Period Q4 Full Year (in millions) 2022 2021 2022 2021 2020 Basic shares outstanding 99.8 99.5 99.8 99.5 99.4 To be updated

Encompass Health 28 Reconciliation of net income to Adjusted EBITDA(1) Q4 Full Year ($ in millions) 2022 2021 2022 2021 Net income $ 117.5 $ 115.7 $ 365.9 $ 517.2 Loss (income) from discontinued operations, net of tax, attributable to Encompass Health 1.5 (23.5) (15.2) (114.1) Net income attributable to noncontrolling interests included in continuing operations (28.1) (23.6) (93.6) (103.2) Provision for income tax expense 31.9 22.5 100.1 101.9 Interest expense and amortization of debt discounts and fees 37.5 40.0 175.7 164.3 Depreciation and amortization 63.3 56.7 243.6 219.6 Loss on early extinguishment of debt (3)(4)(5) — — 1.4 1.0 Loss on disposal or impairment of assets 2.4 2.9 4.8 1.2 Stock-based compensation 8.1 9.5 29.2 29.1 Change in fair market value of equity securities (1.4) (0.3) 7.4 (0.6) Adjusted EBITDA $ 232.7 $ 199.9 $ 819.3 $ 816.4 Refer to page 35-36 for end notes.

Encompass Health 29 Net cash provided by operating activities reconciled to Adjusted EBITDA(1) Q4 Full Year ($ in millions) 2022 2021 2022 2021 Net cash provided by operating activities $ 172.2 $ 123.8 $ 705.8 $ 715.8 Interest expense and amortization of debt discounts and fees 37.5 40.0 175.7 164.3 Gain (loss) on sale of investments, excluding impairments 1.0 2.0 (15.5) 3.8 Equity in net income of nonconsolidated affiliates 0.3 0.9 2.9 3.4 Net income attributable to noncontrolling interests in continuing operations (28.1) (23.6) (93.6) (103.2) Amortization of debt-related items (2.3) (2.0) (9.7) (7.8) Distributions from nonconsolidated affiliates (0.3) (0.2) (4.0) (2.6) Current portion of income tax expense (3.7) 6.7 72.2 84.5 Change in assets and liabilities 53.9 70.1 30.4 109.9 Cash used in (provided by) operating activities of discontinued operations 3.7 (17.6) (52.3) (151.1) Change in fair market value of equity securities (1.4) (0.3) 7.4 (0.6) Other (0.1) 0.1 — — Adjusted EBITDA $ 232.7 $ 199.9 $ 819.3 $ 816.4 Refer to page 35-36 for end notes.

Encompass Health 30 Reconciliation of net cash provided by operating activities to adjusted free cash flow(7) Q4 Full Year ($ in millions) 2022 2021 2022 2021 Net cash provided by operating activities $ 172.2 $ 123.8 $ 705.8 $ 715.8 Impact of discontinued operations 3.7 (17.6) (52.3) (151.1) Net cash provided by operating activities of continuing operations 175.9 106.2 653.5 564.7 Capital expenditures for maintenance (110.8) (52.4) (238.4) (133.4) Distributions paid to noncontrolling interests of consolidated affiliates (28.4) (24.9) (96.6) (101.1) Items not indicative of ongoing operating performance: Transaction costs and related assumed liabilities 9.3 (0.7) 21.6 — Adjusted free cash flow $ 46.0 $ 28.2 $ 340.1 $ 330.2 Cash dividends on common stock $ 14.9 $ 27.7 $ 99.0 $ 112.2 Refer to page 35-36 for end notes.

Encompass Health 31 Adjusted EPS(6) - Q4 2022 For the Three Months Ended December 31, 2022 Adjustments As Reported Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 232.7 $ — $ — $ 232.7 Depreciation and amortization (63.3) — — (63.3) Interest expense and amortization of debt discounts and fees (37.5) — — (37.5) Stock-based compensation (8.1) — — (8.1) Loss on disposal or impairment of assets (2.4) — — (2.4) Change in fair market value of equity securities 1.4 — (1.4) — Income from continuing operations before income tax expense 122.8 — (1.4) 121.4 Provision for income tax expense (31.9) (1.1) 0.4 (32.6) Income from continuing operations attributable to Encompass Health $ 90.9 $ (1.1) $ (1.0) $ 88.8 Diluted earnings per share from continuing operations* $ 0.90 $ (0.01) $ (0.01) $ 0.88 Diluted shares used in calculation 100.8 * Adjusted EPS may not sum across due to rounding. Refer to page 35-36 for end notes.

Encompass Health 32 For the Three Months Ended December 31, 2021 Adjustments As Reported Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 199.9 $ — $ — $ 199.9 Depreciation and amortization (56.7) — — (56.7) Interest expense and amortization of debt discounts and fees (40.0) — — (40.0) Stock-based compensation (9.5) — — (9.5) Loss on disposal or impairment of assets (2.9) — — (2.9) Change in fair market value of equity securities 0.3 — (0.3) — Income from continuing operations before income tax expense 91.1 — (0.3) 90.8 Provision for income tax expense (22.5) (1.3) 0.1 (23.7) Income from continuing operations attributable to Encompass Health $ 68.6 $ (1.3) $ (0.2) $ 67.1 Diluted earnings per share from continuing operations* $ 0.68 $ (0.01) $ — $ 0.67 Diluted shares used in calculation 100.2 Adjusted EPS(6) - Q4 2021 * Adjusted EPS may not sum across due to rounding. Refer to page 35-36 for end notes.

Encompass Health 33 Adjusted EPS(6) - 2022 For the Year Ended December 31, 2022 Adjustments As Reported Loss on Early Exting. of Debt Income Tax Adjustments Bondholder Consent Fees Associated with Enhabit Distribution Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 819.3 $ — $ — $ — $ — $ 819.3 Depreciation and amortization (243.6) — — — — (243.6) Interest expense and amortization of debt discounts and fees (175.7) — — 20.5 — (155.2) Stock-based compensation (29.2) — — — — (29.2) Loss on disposal or impairment of assets (4.8) — — — — (4.8) Loss on early extinguishment of debt(3)(4) (1.4) 1.4 — — — — Change in fair market value of equity securities (7.4) — — — 7.4 — Income from continuing operations before income tax expense 357.2 1.4 — 20.5 7.4 386.5 Provision for income tax expense (100.1) (0.4) 7.4 (5.3) (1.9) (100.3) Income from continuing operations attributable to Encompass Health $ 257.1 $ 1.0 $ 7.4 $ 15.2 $ 5.5 $ 286.2 Diluted earnings per share from continuing operations* $ 2.56 $ 0.01 $ 0.07 $ 0.15 $ 0.05 $ 2.85 Diluted shares used in calculation 100.4 * Adjusted EPS may not sum across due to rounding. Refer to page 35-36 for end notes.

Encompass Health 34 For the Year Ended December 31, 2021 Adjustments As Reported Loss on Early Extinguishment of Debt Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 816.4 $ — $ — $ — $ 816.4 Depreciation and amortization (219.6) — — — (219.6) Interest expense and amortization of debt discounts and fees (164.3) — — — (164.3) Stock-based compensation (29.1) — — — (29.1) Loss on disposal or impairment of assets (1.2) — — — (1.2) Loss on early extinguishment of debt(5) (1.0) 1.0 — — — Change in fair market value of equity securities 0.6 — — (0.6) — Income from continuing operations before income tax expense 401.8 1.0 — (0.6) 402.2 Provision for income tax expense (101.9) (0.3) (4.6) 0.2 (106.6) Income from continuing operations attributable to Encompass Health $ 299.9 $ 0.7 $ (4.6) $ (0.4) $ 295.6 Diluted earnings per share from continuing operations* $ 2.99 $ 0.01 $ (0.05) $ — $ 2.95 Diluted shares used in calculation 100.2 Adjusted EPS(6) - 2021 * Adjusted EPS may not sum across due to rounding. Refer to page 35-36 for end notes.

Encompass Health 35 End notes * Reconciliations to GAAP provided on pages 28-34 (1) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (2) In December 2017, the Company received notice of a Uniform Program Integrity Contractor (“UPIC”) audit at one of our hospitals. The UPIC sampled 100 claims and challenged the propriety of a subset of the sample representing $1.3 million in previously paid claims. The UPIC extrapolated the alleged error rate to all claims from that hospital during a period of approximately four years, resulting in an alleged overpayment of $33.9 million. Our MAC later reduced the determination of overpayment to $30.5 million, which it collected through recoupment of current claims during 2019. We appealed the overpayment determination to an Administrative Law Judge (“ALJ”), who heard the appeal in August 2021. In October 2022, the ALJ overturned $12.5 million of the overpayment determination. We received payment of this amount, plus $3.2 million in interest, in December 2022. We have appealed the remaining $18.0 million of the overpayment determination to the next level of administrative appeal, challenging both the denials and the improper use of extrapolation. It is not possible to predict when this matter will be resolved or the ultimate outcome. (3) In the first quarter of 2022, the Company redeemed the remaining $100 million of its 5.125% Senior Notes due 2023. The redemption was completed at 100% of par using drawings under the Company’s revolving credit facility. As a result of the redemption, the Company recorded a $0.3 million loss on early extinguishment of debt in the first quarter of 2022. (4) In the second quarter of 2022, the Company redeemed approximately $236 million of its term loan due 2024 and fully repaid the $250 million outstanding balance on its revolving credit facility. The redemption was completed using proceeds which were dividended from Enhabit. As a result of the redemption, the Company recorded a $1.1 million loss on early extinguishment of debt in the second quarter of 2022. (5) In the second quarter of 2021, the Company redeemed a total of $200 million of 5.125% Senior Notes due 2023 ($100 million in April and $100 million in June). The redemptions were completed at 100% of par using cash on hand and drawings under the Company’s revolving credit facility. As a result of the redemptions, the Company recorded a $1.0 million loss on early extinguishment of debt in the second quarter of 2021. (6) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (7) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies.

Encompass Health 36 End notes (continued) * Reconciliations to GAAP provided on pages 28-34 (8) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of December 31, 2022, the remaining repurchase authorization was approximately $198 million. (9) Represents discharges from 153 consolidated hospitals in Q4 2022 and Q3 2022; 150 consolidated hospitals in Q2 2022; 147 consolidated hospitals in Q1 2022; 145 consolidated hospitals in Q4 2021; 144 consolidated hospitals in Q3 2021; 140 consolidated hospitals in Q2 2021; and 138 consolidated hospitals in Q1 2021. (10) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (11) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (12) Historical amounts previously reported within our Q2 2022 earnings release supplemental slides for Cash payments for income taxes and Working capital and other have been updated to reflect the final reporting of Enhabit as a discontinued operation for all periods presented. Namely, Cash payments for income taxes now reflect 100% of EHC income taxes paid and Working capital now reflects the elimination of any tax related intercompany balances due to (from) Enhabit for all historical periods through the distribution date.